EXHIBIT 23.3
                         INDEPENDENT AUDITORS' CONSENT





We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333- 93341 of Online Power Supply, Inc., of our report dated
January 31, 2000 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



                                      /s/   Ehrhardt Keefe Steiner & Hottman PC

                                      Ehrhardt Keefe Steiner & Hottman PC


Denver, Colorado
February 11, 2000











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